                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


             (Exact name of registrant as specified in its charter)
                       HYPERION TELECOMMUNICATIONS, INC.

--------------------------------------------------------------------------------
   (State of Incorporation)            (I.R.S. Employer Identification No.)
           DELAWARE                                  25-1669404
--------------------------------------------------------------------------------

                                   (Address)
           5 WEST THIRD STREET -- P.O. BOX 472, COUDERSPORT, PA 16915

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of each exchange on which
           to be so registered              each class is to be registered


   If this Form relates to the registration of a class of debt, securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

   If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933, pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   Securities to be registered pursuant to Section 12(g) of the Act:

                 CLASS A COMMON STOCK par value $0.01 per share
                 ----------------------------------------------
                               (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          Incorporated herein by reference is information contained in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-13663) under the caption "DESCRIPTION OF CAPITAL STOCK".


Item 2.    Exhibits.
           ---------

3.1        Amended and Restated Articles of
            Incorporation................................  Filed herewith.
3.2        By-laws.......................................  Filed herewith.
4.1        Specimen of Class A Common Stock Certificate..  Filed herewith.

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                    HYPERION TELECOMMUNICATIONS,
                                     INC.


                                    By:         /s/ Daniel R. Milliard
                                                ----------------------
                                    Name:      Daniel R. Milliard
                                    Title:         President

Date: October 23, 1996